Exhibit 1.1

DOMINION ENERGY, INC.

Common Stock

(without par value)

SALES AGENCY AGREEMENT

February 27, 2025

[AGENT NAME]

[AGENT ADDRESS]

as Agent and Forward Seller

[FORWARD PURCHASER NAME]

[FORWARD PURCHASER ADDRESS]

as Forward Purchaser

Ladies and Gentlemen:

Dominion Energy, Inc., a Virginia corporation (the Company), confirms its agreement with [NAME] in its capacity as purchaser under any Confirmation (as defined below) (in such capacity, the Forward Purchaser) and [NAME], in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares (as defined below) hereunder (in such capacity, the Agent), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (in such capacity, the Forward Seller) (which is the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to offer and sell from time to time, subject to the terms and conditions stated in this Sales Agency Agreement (the Agreement), Shares (as defined below) of the Company’s common stock, without par value (the Common Stock), having an aggregate offering price of up to $1,200,000,000 or such higher amount as may be specified from time to time by the Company in its sole discretion in writing to the Agent, the Forward Purchaser and the Forward Seller (the Maximum Amount) as provided in Section 3(p) hereof.

The aggregate Sales Price (as defined below) of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the number and aggregate Sales Price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and none of the Agent, the Forward Seller or the Forward Purchaser shall have any obligation in connection with such compliance.

The Company has also entered into sales agency agreements (each, an Initial Alternative Sales Agency Agreement), each dated of even date herewith, with [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME] and [NAME], as forward purchasers, and [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME], [NAME] and [NAME], as agents and forward sellers (each, in its capacity as agent and forward seller thereunder, an Initial Alternative Agent), for the issuance and sale from time to time through the Initial Alternative Agents of Shares on the terms set forth in the Initial Alternative Sales Agency Agreements. The Company may from time to time after the date hereof enter into additional sales agency agreements (each, an Additional Alternative Sales Agency Agreement), each to be dated its date of execution, with additional agents, forward sellers and forward purchasers named in such agreements (each additional agent and forward seller, an Additional Alternative Agent), for the issuance and sale from time to time through the Additional Alternative Agents of Shares on the terms set forth in the Additional Alternative Sales Agency Agreements. This Agreement, the Initial Alternative Sales Agency Agreements and any Additional Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements”. The Initial Alternative Sales Agency Agreements and the Additional Alternative Sales Agency Agreements are collectively referred to herein as the “Alternative Sales Agency Agreements”. The Initial Alternative Agents and the Additional Alternative Agents are collectively referred to herein as the “Alternative Agents”.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 11.

“Confirmation” means a Confirmation, substantially in the form set forth in Schedule 8 or such other form as shall be agreed to by the Company and the Forward Purchaser, of the terms and conditions of a Transaction (as defined in such Confirmation) in relation to any Forward, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

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“Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Schedule 4 and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, for any Confirmation, the period beginning on the “Trade Date” (as defined in such Confirmation) and ending on the earliest of (i) the “Hedge Completion Date” (as defined in such Confirmation), (ii) the “Early Valuation Date” (as defined in such Confirmation) and (iii) the occurrence of a “Bankruptcy Termination Event” (as defined in such Confirmation).

“Forward Hedge Settlement Date” means, for any Confirmation, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first Trading Day (as defined below) following the date on which such sales are made.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first Trading Day following the date on which such sales are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the New York Stock Exchange (the Exchange) hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

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“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agent, the Forward Purchaser and the Forward Seller that as of the date of this Agreement and the Alternative Sales Agency Agreements (the Commencement Date), any Recommencement Date (as defined in Section 10 below), any applicable Registration Statement Amendment Date (as defined in Section 7(c) below), each Company Periodic Report Date (as defined in Section 4(e) below), each Applicable Time (as defined in Section 1(b) below) and each Settlement Date:

(a) A Registration Statement on Form S-3 for the registration of Shares under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such Registration Statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Commencement Date and any Settlement Date, as applicable, and the Company has not received any notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such Registration Statement including the amendments thereto up to such time, the exhibits (excluding any Form T-1) and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined in Section 1(b) below) and information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (“Rule 430B Information”); “Base Prospectus” means the base prospectus included in the Registration Statement; “Prospectus” means a prospectus supplement to the Base Prospectus specifically relating to an offering of Shares in accordance with this Agreement prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in a Prospectus; and “Disclosure Package” means, with respect to an offering of the Shares in accordance with this Agreement, collectively, the Prospectus, any Issuer Free Writing Prospectus (as defined in Section 1(c) below) used in connection with such offering and the public offering price of such Shares. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including

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any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement, Base Prospectus, Prospectus, or Prospectus Supplement (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents. For purposes of this Agreement, the terms “Registration Statement” and “Base Prospectus” shall include any Registration Statement on Form S-3 that is an “automatic shelf registration statement” and the related Base Prospectus filed by the Company subsequent to the date hereof with respect to which the Company subsequently files a Prospectus Supplement specifically relating to an offering of Shares in accordance with this Agreement;

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission under the Securities Act and the Securities Exchange Act (the Rules and Regulations); the Registration Statement, on any date on which it has been deemed to have become effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the time it was issued, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the Applicable Time, the Registration Statement and the applicable Prospectus (including any amendments and supplements thereto) will conform in all material respects to the requirements of the Securities Act, the Securities Exchange Act and the Rules and Regulations and, as of each Applicable Time and Settlement Date, (i) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Disclosure Package, the applicable Issuer Free Writing Prospectus(es) (as supplemented by and taken together with the Disclosure Package and the Prospectus) and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Agent, the Forward Purchaser or the Forward Seller for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or the part of the Registration Statement which constitutes the Indenture Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided below with respect to the Disclosure Package, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the

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Prospectus or in any amendment or supplement thereto; the interactive data in eXtensible Business Reporting Language (XBRL) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Securities Act, the Securities Exchange Act and the Rules and Regulations; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that the interactive data in XBRL incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Securities Act, the Securities Exchange Act and the Rules and Regulations.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Applicable Time. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares sold pursuant to this Agreement;

(c) Other than the Base Prospectus, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Agent, the Forward Seller and the Forward Purchaser and the Alternative Agents in their capacity as such or in their capacity as a forward purchaser) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares that may be sold pursuant to this Agreement, unless such written communication is approved in writing in advance by the Agent, the Forward Seller and the Forward Purchaser. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act;

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement or the Prospectus, the Company (i) has promptly notified or will promptly notify the Agent, the Forward Seller and the Forward Purchaser of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 1(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Agent, the Forward Seller or the Forward Purchaser for use in such Issuer Free Writing Prospectus;

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(e) Except as reflected in, or contemplated by, the Registration Statement, the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(f) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations; any other entity, if any, who shall have audited any of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, shall be an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect;

(h) This Agreement has been duly authorized, executed and delivered by the Company;

(i) The Confirmations, if any, will be duly authorized, executed and delivered by the Company;

(j) The shares of Common Stock that may be issued and sold by the Company pursuant to this Agreement and, in the case of any Forward, the related Confirmation, have been duly authorized and reserved for issuance; and when issued, delivered and paid for in accordance with this Agreement and any Confirmation, such shares will be validly issued, fully paid and nonassessable; and the issuance of such shares will not be subject to any preemptive or similar rights. The shares of Common Stock that may be sold pursuant to this Agreement and any Confirmation will conform in all material respects to the descriptions thereof contained in the Disclosure Package and in the Prospectus;

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(k) The execution, delivery and performance of this Agreement and any Confirmation, the consummation of the transactions contemplated in this Agreement and any Confirmation and in the Registration Statement (including the issuance and sale by the Company of the shares of Common Stock that may be sold pursuant to this Agreement and any Confirmation and the use of the proceeds from the sale of such shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement and any Confirmation do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell shares of Common Stock as contemplated by this Agreement and any Confirmation;

(l) The Company is not, and, after giving effect to the offering and sale of the Shares that may be sold pursuant to this Agreement and any Confirmation and the application of the proceeds thereof as described in the Disclosure Package or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended;

(m) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act;

(n) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Disclosure Package or the Prospectus and proceedings which could not reasonably be expected to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Disclosure Package or the Prospectus;

(o) Each Significant Subsidiary (which term, for purposes of this Agreement shall mean “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X, substituting in such definition the date of the Company’s most recently completed fiscal quarter for which audited or unaudited financial statements have been filed with the Commission and the 12 month-period ended on such date for the end of the most recently completed fiscal year and for the most recently completed fiscal year, respectively) of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the respective laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or

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leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable, and, the capital stock of each such Significant Subsidiary that is a corporation is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to a Significant Subsidiary that is a limited liability company, the membership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to a Significant Subsidiary that is a limited partnership, the general partnership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right;

(p) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act by subsection (c)(1) of such rule;

(q) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares that may be sold pursuant hereto; and

(r) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC) or the U.S. Department of State; and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2. Placements.

(a) On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, on any Trading Day during the Commitment Period on which the conditions set forth in Section 7 have been satisfied, the Company may issue and sell (in the case of an Issuance) or cause to be sold (in the case of a Forward) the Shares hereunder (each, a Placement), by the delivery of a notice to the Agent (in the case of an Issuance) or to the Forward Seller and the applicable Forward Purchaser (in the case of a Forward), in each case, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the Placement Shares), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales

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may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a Placement Notice), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Schedule 1. The Placement Notice shall originate from any of the Authorized Company Representatives (as defined below), and shall be addressed to each of the individuals from the Agent or the Forward Seller and Forward Purchaser set forth on Schedule 7 hereto (as such schedule may be amended from time to time). In the case of a Forward, along with the Placement Notice, the Company shall deliver a duly executed Confirmation, with terms corresponding to such Placement. Each such Placement Notice shall serve as confirmation that as of the date of such Placement Notice, (i) all conditions to the delivery of such Placement Notice are satisfied and (ii) none of the Disclosure Package, any applicable Issuer Free Writing Prospectuses (as supplemented by and taken together with the Disclosure Package) and the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice and, in the case of a Forward, the Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice was delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company on Schedule 2 and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Schedule 7 hereto, setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent or the Forward Seller and Forward Purchaser, as applicable, until the Company delivers to the Agent or the Forward Seller and Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an Acceptance), which email shall be addressed to all of the individuals from the Agent or the Forward Seller and Forward Purchaser, as applicable, set forth on Schedule 7, along with, in the case of a Forward, a duly executed amended Confirmation, with terms corresponding to such Placement (as amended). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 2(a) above, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement is terminated pursuant to Section 11 or (v) the Company suspends the sale of the Placement Shares in accordance with Section 10. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless

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and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and this Agreement. With respect to a Forward, it is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until (i) the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Confirmation, and (ii) the Forward Purchaser executes and delivers to the Company the applicable Confirmation and, in the case of an amended Confirmation, the Company executes and delivers to the Forward Seller and Forward Purchaser the amended Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. In the event of a conflict between the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable) and a Confirmation, the Confirmation will control.

(c) (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under any Confirmation (as defined in such Confirmation) entered into between the Company and any Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Agent (in the case of an Issuance) or the Forward Seller and Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent (in the case of an Issuance) or the Forward Seller and Forward Purchaser (in the case of a Forward) set forth on Schedule 2 and Schedule 7, as applicable, which confirmation will be promptly acknowledged by the receiving party). For the avoidance of doubt, notices delivered by telephone must originate from one of the persons set forth on Schedule 2 (in the case of the Company) or Schedule 7 (in the case of the Agent or the Forward Seller and Forward Purchaser, as applicable).

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Section 3. Sale and Delivery of Shares.

(a) The Company’s board of directors, and certain officers acting pursuant to authority granted by the Company’s board of directors (the Senior Officers), have delegated to certain officers and other employees of the Company, which are listed as authorized representatives of the Company on Schedule 2 hereto (the Authorized Company Representatives), the authority to negotiate the terms and conditions of and/or deliver instructions with respect to any sale of the Shares, all within the parameters established by the Company’s board of directors and/or such Senior Officers.

(b) On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, upon the Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent will, for the period specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company following the close of trading on the Exchange each day in which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the Net Proceeds (as defined below) to the Company and the compensation payable by the Company to the Agent with respect to such sales. The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares and (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3.

(c) On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein and in the applicable Confirmation, upon the Forward Purchaser and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and execution and delivery by all relevant parties of the related Confirmation, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or such Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding

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Acceptance, if applicable). Such Forward Seller will provide written confirmation to the Company and to the Forward Purchaser following the close of trading on the Exchange each day in which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and the Forward Hedge Price payable to such Forward Purchaser in respect thereof. Each of the Company, the Forward Seller and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or any of its affiliates will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(d) Promptly following the completion of the Forward Hedge Selling Period, the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (in the form set forth on Annex B to the applicable Confirmation), which shall set forth the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Hedge Completion Date” for such Forward and the “Initial Forward Price” for such Forward.

(e) Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 4 of the applicable Confirmation.

(f) The Shares may be offered and sold (A) by any method permitted by law to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation (1) by means of ordinary brokers’ transactions (whether or not solicited), (2) to or through a market maker, (3) directly on or through the then existing trading market for the Common Stock, and (4) through an electronic communications network, or (B) by any other method permitted by applicable law and agreed to by the Company in writing, including without limitation (1) through an alternative trading system or any other market venue, (2) in the over-the-counter market, and (3) in privately negotiated transactions (including block trades).

(g) Notwithstanding the foregoing, the Company shall not cause or request the offer or sale of any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the

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Agent or Forward Seller, as applicable, in writing. In addition, the Company or the Agent or Forward Seller, as applicable, may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by the Company or Agent or Forward Seller, as applicable), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(h) Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Sales Agency Agreements exceed the lesser of the Maximum Amount (including any increases pursuant to Section 3(p) hereof), or the aggregate offering price of Shares of Common Stock (i) available for issuance under the Prospectus and the then currently effective Registration Statement, (ii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent in writing, or (iii) approved for listing on the New York Stock Exchange. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent or Forward Seller, as applicable, in writing.

(i) If the Company or the Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

(j) The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Schedule 4. The gross proceeds (which shall be equal to the aggregate Sales Price of the applicable Issuance Shares) less the Agent compensation discussed above and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Issuance Shares (the Net Proceeds). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. The amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller, when the Forward Seller is acting as forward seller, in connection with the sale of Forward Hedge Shares shall be determined in accordance with the terms set forth on Schedule 4.

(k) Settlement for sales of the Issuance Shares sold by the Agent pursuant to this Agreement will occur on the Issuance Settlement Date. On each Issuance Settlement Date, the Issuance Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to the Agent’s account, or to the account of the

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Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (DWAC) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares of Common Stock in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. The individuals listed on Schedule 3 to this Agreement and any replacement or additional individuals identified to the Agent in writing by an Authorized Company Representative shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DWAC for purposes of this Section. Settlement for sales of the Forward Hedge Shares will occur on the Forward Hedge Settlement Date. On each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through DWAC or by such other means of delivery as many be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(l) The Shares shall be in such denominations and registered in such names as the Agent or Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless such Agent or such Forward Seller, as applicable, shall otherwise instruct.

(m) Notwithstanding any other provision contained herein, if subsequent to a sale of the Shares and prior to the related Settlement Date there shall have occurred:

(i) any general suspension of trading in securities on the Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the Exchange or by the Commission or by any federal or state agency or by the decision of any court,

(ii) a suspension of trading of any securities of the Company on the Exchange,

(iii) a banking moratorium declared either by federal or New York State authorities,

(iv) any material disruption of clearance or settlement services or

(v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets,

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and, in each case, (1) the effect of the occurrence of such event shall, in the reasonable judgment of the Agent or the Forward Seller, make it impracticable to proceed with the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, the Prospectus, this Agreement and the Confirmation, if applicable, and (2) the Agent or the Forward Seller so notifies the Company, then, (W) the Agent or the Forward Seller shall not be required to deliver the applicable Net Proceeds or aggregate Forward Hedge Price on any Settlement Date for such Shares, (X) the Agent or the Forward Seller shall return to the Company or the Forward Purchaser, as applicable, the Shares, if any, delivered to it by the Company or the Forward Purchaser, as applicable, for settlement of such sale, (Y) the Company or the Forward Purchaser, as applicable shall not be required to deliver such Shares for settlement of such sale and (Z) the Company shall not be required to pay the Agent any commission in connection with such sale.

(n) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company (excluding sales of Shares in the circumstances described in Section 4(f)(B), (C) and (D)) shall be effected by or through only one Agent or Forward Seller, as the case may be, or Alternative Agent on any single given day, but in no event by more than one, and the Company shall in no event request that the Agent, the Forward Seller and any other Alternative Agent sell Shares on the same day; it being understood that the foregoing limitation shall not apply on any day on which no sales are made pursuant to this Agreement or any Alternative Sales Agency Agreement.

(o) Notwithstanding any other provision in this Agreement, the Company agrees that it shall not request the sale of any Shares that would be sold, and none of the Agent, the Forward Seller and the Forward Purchaser shall be obligated to sell any Shares, during any period in which the Company is in possession of material non-public information.

(p) The Company may, from time to time and in its sole discretion, increase the Maximum Amount by providing written notice of such increase to the Agent, the Forward Purchaser and the Forward Seller. Such increase shall become effective upon the filing by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of a prospectus supplement reflecting the increased amount; provided that the written notice referred to above is provided at least two business days prior to the filing of such prospectus supplement. For the avoidance of doubt, references herein to a “Prospectus Supplement” shall include any prospectus supplement filed by the Company in accordance with the foregoing.

Section 4. Covenants.

The Company agrees with the Agent, the Forward Seller and the Forward Purchaser:

(a) During any period when the delivery of a prospectus is required under the Securities Act (or required to be delivered but for Rule 172 under the Securities Act) in connection with the offering or sale of Shares, as to be determined by Troutman Pepper Locke LLP, the Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b)

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and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and, in any event, prior to the first Settlement Date. The Company will advise the Agent, the Forward Seller and the Forward Purchaser promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agent, the Forward Seller and the Forward Purchaser a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Agent, the Forward Seller and the Forward Purchaser promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued;

(b) The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Shares that may be sold hereunder for offer and sale under the securities or blue sky laws of such jurisdictions as the Agent, the Forward Seller and the Forward Purchaser may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, to file a general consent to service of process or to submit to any requirements which it deems unduly burdensome;

(c) If the Agent, the Forward Seller or the Forward Purchaser so request, the Company, as soon as practicable after the execution of this Agreement, and thereafter from time to time, will deliver to the Agent, the Forward Seller or the Forward Purchaser, as applicable, copies of the most recent Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as are reasonably requested by the Agent, the Forward Seller or the Forward Purchaser, as applicable. If, during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act (or required to be delivered but for Rule 172 under the Securities Act), as to be determined by Troutman Pepper Locke LLP, counsel to the Agent, the Forward Seller and the Forward Purchaser any event occurs as a result of which (i) the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus or any Issuer Free Writing Prospectus to comply with the Securities Act, including, without limitation, upon entry into an Additional Alternative Sales Agency Agreement, the Company promptly will (y) notify the Agent and the Forward Seller to suspend solicitation of purchases of the Shares and, (z) at its expense, prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Agent and

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Troutman Pepper Locke LLP, counsel to the Agent, the Forward Seller and the Forward Purchaser. Any such documents or amendments that are electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto (EDGAR) shall be deemed to have been furnished by the Company to the Agent and Troutman Pepper Locke LLP, counsel to the Agent, the Forward Seller and the Forward Purchaser;

(d) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act;

(e) In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by the Agent under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a Company Periodic Report Date), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement;

(f) The Company will not, while any Placement is pending, without (i) giving the Agent, the Forward Seller and the Forward Purchaser at least three Trading Days’ prior written notice specifying a proposed sale and the date of such proposed sale and (ii) the Agent, the Forward Seller or the Forward Purchaser suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent, the Forward Seller or the Forward Purchaser, as applicable, in light of the proposed sale, (x) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (collectively, Common Securities), or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (y) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock or such Common Securities, whether any such swap or transaction described in clause (x) or (y) above is to be settled by delivery of shares of Common Stock or such Common Securities, in cash or otherwise, other than (A) pursuant to this Agreement or the Alternative Sales Agency Agreements; (B) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the Commencement Date; (C) any shares of Common Stock issued, or options to purchase such shares granted in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan, the sale of shares of Common Stock on behalf of participants in such plans or the sale of shares of Common Stock, including through the cashless exercise of stock options, by any of the Company’s executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) or directors; and (D) any issuance by the Company of Common Stock in connection with acquisitions that close or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 4(f);

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(g) The Company consents to the Agent or the Forward Seller, as applicable, trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of Shares occur pursuant to this Agreement; and

(h) Any Additional Alternative Sales Agency Agreement will be substantially identical to this Agreement.

Section 5. Agent Free Writing Prospectuses. The Agent has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission under Rule 433 under the Securities Act.

Section 6. Payment of Expenses. The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery (by first class mail) to the Agent, the Forward Seller and the Forward Purchaser, in reasonable quantities, of copies of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended), (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent, the Forward Seller and the Forward Purchaser in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the Exchange; and (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent. In addition, the Company will pay the reasonable fees and disbursements of the counsel for the Agent, the Forward Seller and the Forward Purchaser, Troutman Pepper Locke LLP, including fees and disbursements incurred in connection with qualifying the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Agent, the Forward Seller, the Forward Purchaser or the Company), the reasonable out-of-pocket expenses of the Agent, the Forward Seller and the Forward Purchaser incurred in connection with the transactions contemplated hereby which have been approved, in writing in advance, by the Company.

Section 7. Conditions of Obligations of the Agent, the Forward Seller and the Forward Purchaser. The obligations of the Agent, the Forward Seller and the Forward Purchaser hereunder shall be subject to the continuing accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed and to the following additional conditions:

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(a) A Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the Commencement Date and any Applicable Time and related Settlement Date and in accordance with Section 4(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(b) Prior to any Applicable Time and related Settlement Date, the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) shall have received instructions from the Company in accordance with Section 2 hereof;

(c) In each case unless the Company has delivered a Notice of Temporary Suspension (as defined in Section 10 below), on the Commencement Date and each Recommencement Date, and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 4(e), (3) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Securities Exchange Act (other than the filing of a Form 8-K which contains financial statements (excluding earnings releases furnished under Item 2.02 of such form) or the filing of a required Form 8-K which contains material financial information), or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a Registration Statement Amendment Date) and (ii) Company Periodic Report Date, the Agent shall have received a certificate of the President or any Vice President, of the Company dated as of the date thereof, to the effect that (A) the representations and warranties in Section 1 hereof are true and correct as of such date, and (B) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(d) In each case unless the Company has delivered a Notice of Temporary Suspension, on the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Agent shall receive the opinion of McGuireWoods LLP, counsel to the Company, substantially in the form attached hereto as Schedule 5. In lieu of any such opinion to be delivered subsequent to the commencement of the Offering of the Shares under this Agreement, such counsel may furnish the Agent with a letter to the effect that the Agent may rely upon the last opinion delivered to the Agent by such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

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(e) In each case unless the Company has delivered a Notice of Temporary Suspension, on the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause Deloitte & Touche LLP or the Company’s then-current independent public accounting firm to deliver a letter addressed to the Agent, dated as of such Registration Statement Amendment Date or Company Periodic Report Date, as applicable, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Securities Exchange Act and the Public Company Accounting Oversight Board and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, including any pro forma financial information, and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(f) Since the date of the most recent audited or unaudited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no Material Adverse Effect shall have occurred, the effect of which is, in the sole judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(g) The Shares shall have received additional listing approval from the Exchange prior to the first Settlement Date;

(h) In each case unless the Company has delivered a Notice of Temporary Suspension, on the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Agent shall receive the opinion of Troutman Pepper Locke LLP, counsel to the Agent, substantially in the form attached hereto as Schedule 6. In lieu of any such opinion to be delivered subsequent to the commencement of the Offering of the Shares under this Agreement, such counsel may furnish the Agent with a letter to the effect that the Agent may rely upon the last opinion delivered to the Agent by such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(i) Following the Commencement Date and prior to any Applicable Time and related Settlement Date, the Company shall have furnished to the Agent, the Forward Seller and the Forward Purchaser such further information, certificates and documents as the Agent, the Forward Seller and the Forward Purchaser may reasonably request in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or to conduct due diligence, including cooperating with any reasonable due diligence requests from or review conducted by the Agent, the Forward Seller or the Forward Purchaser or, at their direction, their counsel and making available corporate officers from time to time in connection with the transactions contemplated hereby; and

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(j) All legal proceedings to be taken in connection with the transactions contemplated by this Agreement shall have been satisfactory to Troutman Pepper Locke LLP.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Agent, the Forward Seller or the Forward Purchaser, upon mailing or delivering written notice thereof to the Company; provided, however, that it shall not be considered a failure to fulfill the conditions specified in Sections 7(c), 7(d), 7(e), 7(h) and 7(i) above if the Company temporarily suspends its obligations under such sections in accordance with Section 10 below. Any termination pursuant to the preceding sentence shall be without liability of the Agent, the Forward Seller, the Forward Purchaser and the Company to each other, except as otherwise provided in Sections 6, 8 and 9 hereof.

Section 8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser, their directors and officers, any broker-dealer affiliate of the Agent or the Forward Seller involved in the distribution of the Shares and each person who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse the Agent, the Forward Seller and the Forward Purchaser and each such director, officer, broker-dealer affiliate and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable and documented outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of the Agent, the Forward Seller or the Forward Purchaser for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any Preliminary Prospectus or in the Disclosure Package. The indemnity agreement of the Company contained in this Section 8(a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Forward Seller or the Forward Purchaser or any such director, officer, broker-dealer affiliate or controlling person, and shall survive the delivery of the Shares.

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(b) The Agent, the Forward Seller and Forward Purchaser, severally and not jointly, agree to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable and documented outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any Preliminary Prospectus, or the Disclosure Package or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of the Agent, the Forward Seller or the Forward Purchaser for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any Preliminary Prospectus or the Disclosure Package. The indemnity agreement of the Agent, the Forward Seller and the Forward Purchaser contained in this Section 8(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Shares.

(c) The Company, the Agent, the Forward Seller and the Forward Purchaser agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against the Agent, the Forward Seller of the Forward Purchaser or any of their directors, officers, broker-dealer affiliates or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it or they will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate

23

otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable and documented fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 8(a) or 8(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the relevant Agent, Forward Seller or Forward Purchaser on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the relevant Agent, Forward Seller, Forward Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent’s, the Forward Seller’s and the Forward Purchaser’s obligations to contribute are several in proportion to their respective obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent, the Forward Seller, the Forward Purchaser or any controlling person of the Agent, the Forward Seller or the Forward Purchaser or by or on behalf of the Company, and shall survive delivery of the Shares.

Section 10. Temporary Suspension of Certain Obligations. If at any time, including on the Commencement Date, the Company shall determine that it wishes to suspend the offer and sale of the Shares pursuant to this Agreement, the Company shall deliver to the Agent, the Forward Seller and the Forward Purchaser a written notice to such effect (a Notice of Temporary Suspension), in which event the obligations of the Company pursuant to Sections 7(c), 7(d), 7(e),7(h) and 7(i) shall be deemed suspended pursuant to the terms of this Agreement until such date (the Recommencement Date) as the Company notifies the Agent, the Forward Seller and the Forward Purchaser in writing that it wishes to re-enter the market with respect to offers and sales of the Shares pursuant to this Agreement and takes the actions, and delivers to the Agent the documents required, by Sections 7(c), 7(d), 7(e), 7(h) and 7(i).

Section 11. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent or the Forward Seller for the Company, the obligations of the Company, including in respect of compensation of the Agent and the Forward Seller as provided for in Schedule 4, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 6, 8 and 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each of the Agent, the Forward Seller and the Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 6, 8 and 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (d) shall in all cases be deemed to provide that Sections 6, 8 and 9 of this Agreement shall remain in full force and effect.

25

(e) Any termination of this Agreement pursuant to Section 11(a) or 11(b) shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If any termination of this Agreement shall occur prior to the Issuance Settlement Date for any sale of Issuance Shares or prior to the Forward Hedge Settlement Date for any sale of Forward Hedge Shares, such sale shall settle in accordance with the provisions of Section 3(k) hereof.

Section 12. Notices. All communications hereunder shall be in writing and if to the Agent, the Forward Seller, the Forward Purchaser shall be mailed, faxed or delivered to it at the address set forth on Schedule 7 hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Vice President – Investor Relations and Treasurer, Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

Section 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 13, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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Section 14. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Agent, the Forward Seller and the Forward Purchaser and, with respect to the provisions of Section 8 hereof, each controlling person and each officer and director of the Company, the Agent, the Forward Seller and the Forward Purchaser referred to in Section 8, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Shares from the Agent or the Forward Seller. The Company, the Agent, the Forward Seller and the Forward Purchaser each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, (i) the Company and the Agent, the Forward Seller and the Forward Purchaser have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that each of the Agent, the Forward Seller and the Forward Purchaser acknowledges that it owes a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act, (ii) the Agent, the Forward Seller and the Forward Purchaser each owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Agent, the Forward Seller and the Forward Purchaser may have interests that differ from those of the Company, and (iv) none of the activities of the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agent, the Forward Seller and the Forward Purchaser with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Agent, the Forward Seller and the Forward Purchaser arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

Section 15. Time of the Essence. Time shall be of the essence of this Agreement.

Section 16. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

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Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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If the foregoing is in accordance with the Agent’s, the Forward Seller’s and the Forward Purchaser’s understanding of this Agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Forward Seller and the Forward Purchaser and the Company in accordance with its terms.

Very truly yours,

Dominion Energy, Inc.

By:
	Name:	Richard M. Davis, Jr.
	Title:	Assistant Treasurer

Accepted as of the date hereof:

[NAME] as Agent and Forward Seller

By:
Name:
Title:

Accepted as of the date hereof:

[NAME] as Forward Purchaser

By:
Name:
Title:

29

Schedule 1

Form of Placement Notice

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Date:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to the Sales Agency Agreement among Dominion Energy, Inc. (the “Company”), [•] (the “Forward Purchaser”) and [•], in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder the (“Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), dated as February 27, 2025 (the “Sales Agency Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Sales Agency Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Agreement [and the Confirmation for this Forward (which accompanies this Placement Notice)]1 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[	•]
First Date of [Issuance] [Forward Hedge] Selling Period:		[	•]
Maximum Number of Shares to be Sold:		[	•]
[Issuance] [Forward Hedge] Amount:	$	[	•]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	per share
[[Forward Hedge Selling Commission Rate]:		%	[•]

[1]	Insert for a Placement Notice relating to a Forward.

Sch. 1 - 1

Forward Price Reduction Date	Forward Price Reduction Amounts
$
$
$
$

Spread:		[•] basis points
Initial Stock Loan Rate:		[•] basis points
Maximum Stock Loan Rate:		[•] basis points
Regular Dividend Amounts:[2]
For any calendar quarter ending on or prior to [December 31, 202[ ]:	$	[	•]
For any calendar quarter ending after [December 31, 202[ ]:	$	[	•]
Maturity Date: [ ]		]2
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	per share

[2]

Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).

Sch. 1 - 2

Schedule 2

Authorized Company Representatives

[Name]

[Email Address]

[Phone Number]

Sch. 2 - 1

Schedule 3

DWAC Settlement Representatives

[Name]

[Email Address]

[Phone Number]

Sch. 3 - 1

Schedule 4

Compensation

The Agent shall be paid compensation equal to 1.00% of the Sales Price of Issuance Shares for amounts of Issuance Shares sold by the Agent pursuant to this Agreement.

The Forward Seller shall be paid compensation equal to 1.00% of the Sales Price of Forward Hedge Shares for amounts of Forward Hedge Shares sold by the Forward Seller pursuant this Agreement, which compensation shall be in the form of a reduced “Initial Forward Price” as provided for in the relevant Confirmation.

Sch. 4 - 1

Schedule 5

Form of Opinion of McGuireWoods LLP

[Date of Delivery]

DOMINION ENERGY, INC.

[AGENT NAME]

[AGENT ADDRESS]

[FORWARD PURCHASER NAME]

[FORWARD PURCHASER ADDRESS]

Ladies and Gentlemen:

We have acted as counsel to Dominion Energy, Inc., a Virginia corporation (the Company), in connection with the offer and sale of shares of the Company’s common stock, without par value (the Common Stock), having an aggregate offering price of up to $1,800,000,000 pursuant to a Sales Agency Agreement, dated May 3, 2024, by and among the Company, [NAME], in its capacity as Agent and Forward Seller, and [NAME], in its capacity as Forward Purchaser (the Sales Agency Agreement). This letter is being delivered to you pursuant to Section 7(d) of the Sales Agency Agreement. All terms not otherwise defined herein have the meanings set forth in the Sales Agency Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Sales Agency Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia and has the corporate power to transact its business as described in the Disclosure Package and the Prospectus.

Sch. 5 - 1

2. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Sales Agency Agreement or any Confirmation by the Company or for the offering, issuance, sale or delivery of shares of Common Stock, as applicable, as contemplated by the Sales Agency Agreement or any Confirmation.

3. The Sales Agency Agreement has been duly authorized, executed and delivered by the Company.

4. Each Confirmation (if any), when executed by an Authorized Officer (as defined in the Senior Officer Approval effective as of May 3, 2024 and approving the transactions contemplated by the Sales Agency Agreement), will be duly authorized, executed and delivered by the Company, and each Confirmation (if any) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is considered in a proceeding in equity or at law).

5. The Issuance Shares and the shares of Common Stock issuable pursuant to any Confirmation have been duly authorized for sale pursuant to the Sales Agency Agreement and such Confirmation, as applicable, and reserved for issuance; and when issued, delivered and paid for in accordance with the terms of the Sales Agency Agreement and such Confirmation, such shares will be validly issued, fully paid and nonassessable; and the issuance of such shares will not be subject to any preemptive or similar rights.

6. The Registration Statement (Reg. No. [REGISTRATION STATEMENT NUMBER]) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the date of the Sales Agency Agreement, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

7. The Registration Statement and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

8. We are of the opinion that the statements relating to the Shares contained and referred to in the Prospectus Supplement under DESCRIPTION OF OUR CAPITAL STOCK are substantially accurate and fair.

**********

Sch. 5 - 2

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 7 in regard to the statements described in such paragraph 7. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package contained as of the date hereof, the Prospectus contained as of its date, or that the Prospectus contains as of the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, except with respect to the financial statements, any pro forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1(a) of the Sales Agency Agreement with respect to the Disclosure Package, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Disclosure Package or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent, except that we hereby consent to disclosure of this opinion letter by the Agent on a confidential basis to: (i) any regulatory authority having jurisdiction over the Agent and (ii) any other person pursuant to orders or legal process of any court or as otherwise required of the Agent by law, in the case of each of clauses (i) and (ii) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose.

Very truly yours,

Sch. 5 - 3

Schedule 6

Form of Opinion of Troutman Pepper Locke LLP

[Date of Delivery]

DOMINION ENERGY, INC.

[AGENT NAME]

[AGENT ADDRESS]

[FORWARD PURCHASER NAME]

[FORWARD PURCHASER ADDRESS]

Ladies and Gentlemen:

We have acted as your counsel in connection with your entry into the Sales Agency Agreement, dated May 3, 2024 (the Sales Agreement), with Dominion Energy, Inc. (the Company) relating to the offer and sale from time to time of shares of the Company’s common stock, without par value, having an aggregate offering price of up to $1,800,000,000. This letter is being delivered to you pursuant to Section 7(h) of the Sales Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Sales Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Sales Agreement have been satisfactory to us.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Disclosure Package and the Prospectus.

2. No approval or consent by any public regulatory body is legally required in connection with the sale of the Shares as contemplated by the Sales Agreement or any Confirmation (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Shares in such states) and the carrying out of the provisions of the Sales Agreement or any Confirmation.

3. The Sales Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

Sch. 6 - 1

4. Each Confirmation (if any), when executed by an Authorized Officer (as defined in the Senior Officer Approval effective as of May 3, 2024 and approving the transactions contemplated by the Sales Agreement), will be duly authorized by all necessary corporate action and, upon its execution and delivery by each party thereto, will be duly executed and delivered by the Company, and each Confirmation (if any) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

5. The Issuance Shares and the shares of Common Stock issuable pursuant to any Confirmation have been duly authorized for sale pursuant to the Sales Agreement and such Confirmation, as applicable, and reserved for issuance and, when issued, delivered and paid for in accordance with the terms of the Sales Agency Agreement and such Confirmation, such shares will be validly issued, fully paid and nonassessable.

6. The Registration Statement (Reg. No. [REGISTRATION STATEMENT NUMBER]) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the date of the Sales Agreement, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

7. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

8. We are of the opinion that the statements relating to the Shares contained and referred to in the Prospectus Supplement under DESCRIPTION OF OUR CAPITAL STOCK are substantially accurate and fair.

*   *   *   *   *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 8 in regard to the statements described in such numbered paragraph 8. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Disclosure Package or in the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company.

Sch. 6 - 2

None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package contained as of the date hereof, the Prospectus contained as of its date, or that the Prospectus contains as of the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, except with respect to the financial statements, any pro forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus as to which we express no belief). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1(a) of the Sales Agency Agreement with respect to the Disclosure Package, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Disclosure Package or the Prospectus.

In rendering the opinions set forth in paragraphs (1) – (8) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent, except that we hereby consent to disclosure of this opinion letter by the Agent on a confidential basis to: (i) any regulatory authority having jurisdiction over such Agent and (ii) any other person pursuant to orders or legal process of any court or as otherwise required of such Agent by law, in the case of each of clauses (i) and (ii) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose.

Very truly yours,

Sch. 6 - 3

Schedule 7

Address for Notices to Agent and Forward Seller

[AGENT NAME]

[AGENT ADDRESS]

Address for Notices to Forward Purchaser

[FORWARD PURCHASER NAME]

[FORWARD PURCHASER ADDRESS]

Sch. 7 - 1

Schedule 8

Form of Confirmation

Sch. 8 - 1

Schedule 8

[Dealer]

c/o [Agent]

as Agent for [Dealer]

[Street Address]

[City, State and Zip Code]

[Telephone]

DATE:	[•], 202[•]

TO:	Dominion Energy, Inc. 120 Tredegar Street Richmond, Virginia 23219

ATTENTION:	[•]

TELEPHONE	[•]

FROM:	[Agent], acting as Agent for [Dealer][1]

TELEPHONE:	[•]

SUBJECT:	Issuer Forward Transaction

Reference Number(s):	[•]

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”)[, through its agent [Agent] (the “Agent”)]2, and Dominion Energy, Inc. (“Counterparty”), on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates and supersedes all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency — Cross Border) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in Section 25 of this Confirmation) on the Trade Date. The Transaction and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, other than the Additional Confirmations, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

The definitions and provisions contained in the [2006 ISDA Definitions][2021 ISDA Interest Rate Derivatives Definitions]3 (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), each as may be amended from time to time, as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. Any reference to a currency shall have the meaning contained in [Section 1.7 of the 2006 ISDA Definitions][the 2021 ISDA Interest Rate Derivatives Definitions Currency/Business Day Matrix]4 as published by ISDA.

[1]	NTD: Delete if Agent is not relevant to Dealer.
[2]	NTD: Delete if Agent is not relevant to Dealer.
[3]	NTD: Dealer to confirm whether 2006 or 2021 ISDA Definitions should apply.
[4]	NTD: Delete as applicable based on election of 2006 or 2021 ISDA Definitions.

THIS CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY IN THIS CONFIRMATION OR THE AGREEMENT, COUNTERPARTY DOES NOT BY THIS CONFIRMATION OR THE TRANSACTION HEREUNDER SUBMIT TO THE JURISDICTION OF ANY FOREIGN NATION OR FOREIGN SUPRANATIONAL ORGANIZATION OR SUCH ENTITY’S LAWS OR REGULATIONS, INCLUDING WITHOUT LIMITATION THE EUROPEAN MARKET INFRASTRUCTURE REGULATION. THIS CONFIRMATION, THE AGREEMENT AND THE TRANSACTION ARE INTENDED TO BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND NOT THE LAWS, RULES OR REGULATIONS OF ANY FOREIGN JURISDICTION.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

[Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, it being understood that no such transfer shall release Dealer from any of its obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.]5

The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. [The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]6

1.

In the event of any inconsistency among this Confirmation, the Swap Definitions, the Equity Definitions or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions and (iv) the Agreement.

2.

Each party will make each payment specified in this Confirmation as being payable by such party not later than the specified due date, for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3.	General Terms:

Buyer:	Dealer

Seller:	Counterparty

Trade Date:	[•], 20[•]

[5]	NTD: Delete if Agent is not relevant to Dealer.
[6]	NTD: Delete if Agent is not relevant to Dealer.

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold [through the Agent, acting as forward seller for Dealer, ][7] pursuant to the Sales Agency Agreement (as hereinafter defined) have settled.

Number of Shares:	The aggregate number of Shares that are sold [through the Agent acting as forward seller for Dealer][8] pursuant to the Sales Agency Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty on or before such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [•], 20[•]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex B hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Spread, all determined in accordance with the terms hereof.

Initial Forward Price:	[•]%[9] of the Adjusted Volume-Weighted Hedge Price.

Adjusted Volume-Weighted Hedge Price:	The volume weighted average price at which the Shares are sold [through the Agent acting as forward seller for Dealer][10] pursuant to the Sales Agency Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (applying such adjustment based on the settlement date of shares sold) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date) (such period, the “Initial Hedge Period”).

Maturity Date:	[•], 20[•] (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Daily Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Daily Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date (including, for the avoidance of doubt, any Forward Price Reduction Date occurring from the Trade Date to a date on or before the Effective Date), the Daily Forward Price in effect on such date shall be the Daily Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 365. For the avoidance of doubt, the Daily Rate may be negative.

Overnight Bank Funding Rate	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

[7]	NTD: Delete if Agent is not relevant to Dealer.
[8]	NTD: Delete if Agent is not relevant to Dealer.
[9]	To be: 1 minus the Forward Hedge Selling Commission Rate (as defined in the Sales Agency Agreement), expressed as a percentage.
[10]	NTD: Delete if Agent is not relevant to Dealer.

Spread:	[•][11]

Forward Price Reduction Date:	Each ex-dividend date for the Shares as set forth in Schedule I hereto.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, no par value, of Counterparty (Exchange identifier: “D”).

Exchange:	New York Stock Exchange

Related Exchanges	All Exchanges

Clearance System:	The Depository Trust Company

Valuation:

Designated Valuation:	Subject to Section 9 of this Confirmation, Counterparty shall have the right to designate a date (a “Designated Date”) occurring on or prior to the Maturity Date for a valuation and settlement of the Transaction with respect to all or a portion of the Undesignated Shares as of the Designated Date by written notice to Dealer delivered no later than the applicable Settlement Method Election Date; provided that Counterparty may not designate a Designated Date occurring during an Unwind Period that is not the Designated Date for such Unwind Period. The portion of the Undesignated Shares designated for valuation and settlement in respect of a Designated Date shall be the “Designated Shares” for such Designated Date. If the number of Undesignated Shares on the Maturity Date is greater than zero, then the Maturity Date will be a Designated Date for a Physical Settlement with a number of Designated Shares equal to such number of Undesignated Shares.

Valuation Date:	With respect to any Physical Settlement, the relevant Designated Date. With respect to any Cash Settlement or Net Share Settlement, the last day of the related Unwind Period.

Undesignated Shares:	At any time, the Number of Shares minus the aggregate number of Designated Shares for all Designated Dates occurring prior to such time.

Unwind Period:	For any Cash Settlement or Net Share Settlement, a period beginning on, and including, the Designated Date and ending on the date on which Dealer or its affiliates finishes unwinding Dealer’s Hedge Positions in respect of such Designated Date.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions shall be amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing them with the words “at any time during the regular trading session on the Exchange, without regard to after hours or any other trading outside of the regular trading session hours”, and by replacing “or (iii) an Early Closure” with: “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

[11]	To be as recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), with each such term as defined in the Sales Agency Agreement.

A “Regulatory Disruption” shall occur if Dealer determines in good faith and in its reasonable discretion, based on advice of counsel, that it is appropriate in light of legal, regulatory or self-regulatory requirements or related policies or procedures (so long as such requirements, policies or procedures, if voluntarily adopted by Dealer, generally are applicable in similar circumstances and are not arbitrarily or capriciously applied) for Dealer (or its agent or affiliate) to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Consequences of Disrupted Days:	As set forth in Section 9 of this Confirmation.

Settlement:

Settlement Date:	The date one Settlement Cycle following each Valuation Date, except that in the case of Physical Settlement, the date one Clearance System Business Day following the relevant Designated Date.

Settlement Method Election:

Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional potential settlement method under Section 7.1 of the Equity Definitions;

(ii)  Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in writing that, as of the date of such election,

(A)  Counterparty is not aware of any material nonpublic information concerning itself or the Shares;

(B)  Counterparty is electing the settlement method and designating the related Designated Date in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws;

(C)  Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”));

(D)  Counterparty would be able to purchase, in open market transactions, a number of Shares equal to the number of related Designated Shares (or, if greater in the case of a Net Share Settlement, a number of Shares with a value as of the date of such election equal to the product of (I) such number of Designated Shares and (II) the then-current Daily Forward Price) in compliance with the laws of Counterparty’s jurisdiction of organization; and

(E)  such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(iii)  Notwithstanding any election to the contrary as of any Settlement Method Election Date, Physical Settlement shall be applicable:

(A)  to all of the Designated Shares for the relevant Designated Date if, on the relevant Settlement Method Election Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below fifty percent (50%) of the Initial Forward Price (the “Threshold Price”) or (II) Dealer determines, in its good faith and reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of the Transaction and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any overlapping unwind periods in any Additional Transactions) (x) in a manner that (A) would, if purchases by Dealer were considered purchases by Counterparty or by an affiliated purchaser of Counterparty, be compliant with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on the advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Designated Shares for the relevant Designated Date if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price or (II) Dealer determines, in its good faith and reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in Section 9(c) shall apply as if such day were the “Early Valuation Date” and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Amount” shall be equal to the number of Designated Shares for the relevant Designated Date minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	The [second] Scheduled Trading Day immediately preceding the relevant Designated Date.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	If Physical Settlement is applicable, then on the relevant Settlement Date, Dealer will pay to Counterparty an amount equal to the product of (x) the number of Designated Shares for the related Designated Date and (y) the Daily Forward Price on such Settlement Date and Counterparty will deliver to Dealer a number of Shares equal to such number of Designated Shares. Section 9.2 of the Equity Definitions (other than the last sentence thereof) will not apply to any Physical Settlement.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Cash Settlement Payment Date:	The second Currency Business Day following each Valuation Date.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the aggregate sum, for all Unwind Dates in the relevant Unwind Period, of the Daily Cash Settlement Amounts.

Daily Cash Settlement Amount:	For any Unwind Date, the product of (i) the Daily Share Number of such Unwind Date and (ii)(A) the Settlement Price for such Unwind Date minus (B) the Daily Forward Price on such Unwind Date.

Unwind Date:	Each Exchange Business Day during the Unwind Period on which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.

Daily Share Number:	For any Unwind Date, the number of Designated Shares with respect to which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.

Settlement Price:	For any Unwind Date, the weighted average price per Share at which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions on such Unwind Date in respect of the relevant Designated Date [plus USD [•]].

Net Share Settlement:

If Net Share Settlement is applicable, then on the relevant Net Share Settlement Date:

(i) if the Net Share Settlement Number is positive, then Counterparty will deliver to Dealer a number of Shares equal to the Net Share Settlement Number; and

(ii)  if the Net Share Settlement Number is negative, then Dealer will deliver to Counterparty a number of Shares equal to the absolute value of the Net Share Settlement Number;

in either case in accordance with Section 9.2 (last sentence only), 9.4 (with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4), 9.8, 9.9, 9.11 (as modified herein) and 9.12 of the Equity Definitions as if Physical Settlement were applicable.

Net Share Settlement Number:	A number of Shares equal to the sum of (i) the Aggregate Net Share Number as of the last Unwind Date in any Unwind Period and (ii) the sum of the quotients (rounded to the nearest whole number), for each Unwind Adjustment Amount for such Unwind Period, obtained by dividing (x) such Unwind Adjustment Amount by (y) the Settlement Price on the Forward Price Reduction Date relating to such Unwind Adjustment Amount.

Aggregate Net Share Number:	As of any date, the aggregate sum, for all Unwind Dates in the relevant Unwind Period occurring on or prior to such date, of the quotient (rounded to the nearest whole number) obtained by dividing (x) the Daily Cash Settlement Amount for such Unwind Date by (y) the Settlement Price for such Unwind Date.

Net Share Settlement Date:	The date one Settlement Cycle following each Valuation Date.

Unwind Adjustment Amount:	For any Unwind Period, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant Designated Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount equal to the product of (i) the relevant Forward Price Reduction Amount multiplied by (ii)(A) if the Aggregate Net Share Number as of the date immediately prior to the date one Settlement Cycle immediately preceding the relevant Forward Price Reduction Date is a positive number, such Aggregate Net Share Number or (B) otherwise, zero.

Unwound Shares:	For any Unwind Period at any time, the aggregate sum of the Daily Share Numbers for all Unwind Dates in such Unwind Period that have occurred prior to such time.

Delivery of Shares:	Notwithstanding anything to the contrary herein, either party may, by prior notice to the other party, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver when due any Shares required to be delivered hereunder and a Forward Price Reduction Date occurs on or after the date such Shares are due and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable hereunder or under law (but without duplication), Counterparty shall be liable to Dealer for an amount equal to the product of the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date and the Forward Price Reduction Amount for such Forward Price Reduction Date.

Representation and Agreement:	Section 9.11 of the Equity Definitions is hereby modified to exclude any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist or arise as a result of the fact that Counterparty is the Issuer of the Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that Section 11.2(e)(iii) of the Equity Definitions shall be deleted and that the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans, and the issuance of stock under Counterparty’s direct stock purchase and dividend reinvestment plans shall not constitute a Potential Adjustment Event.[12]

Extraordinary Dividend:	Any dividend or distribution on the Shares which is not a Special Dividend and which has an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date corresponding to the relevant quarter).

Extraordinary Events:

Merger Event:	Section 12.1(b) of the Equity Definitions shall be amended by deleting the remainder of such Section following the definition of “Reverse Merger” therein.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “15%.”

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, NYSE MKT, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of the formal interpretation”; and (ii) replacing the word “Shares” where it appears in clause (X) with the words “Hedge Position.”

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Not Applicable

[12]	NTD: Prior to execution, parties to reconfirm items in this provision.

Increased Cost of Hedging:	Not Applicable

Increased Cost of Stock Borrow:	Applicable; provided that clause (C) of Section 12.9(b)(v) of the Equity Definitions and the third, fourth and fifth sentences therein shall be deleted.

Initial Stock Loan Rate:	[•] basis points per annum.

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	[•] basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Consequences of Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply, and instead, the consequences specified in Section 9 of this Confirmation shall apply.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Calculation Agent:	Dealer; provided that following the occurrence and during the continuance of an Event of Default of the type provided in Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate a leading dealer in the over-the-counter equity derivatives market to act as the Calculation Agent.

Account Details:

Payments to Dealer:	[Dealer] ABA: [•] BIC: [•] Account: [•] Beneficiary: [•] REF: [•]

Payments to Counterparty:	[To be advised.]

Delivery of Shares to Dealer:	DTC Securities: [•]

Delivery of Shares to Counterparty:	[To be advised.]

4.	Conditions to Effectiveness:

(a)	The effectiveness of this Confirmation on the Effective Date shall be subject to the following conditions:

(i)	Shares are sold by [the Agent acting as forward seller for][13] Dealer on or after the Trade Date; and

(ii)	Such shares are sold on or before the Hedge Completion Date;

[13]	NTD: Delete if Agent is not relevant to Dealer.

in each case pursuant to the Sales Agency Agreement dated [•], 2025, between Counterparty and [•], among others (the “Sales Agency Agreement”).

(b)	If the Sales Agency Agreement is terminated prior to any such sale of the Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction.

(c)

Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, on the date of this Confirmation and on each Representation Date (as defined in the Sales Agency Agreement), with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of each Transaction, will be validly issued, fully paid and nonassessable.

5.	Representations and Agreements of Counterparty: Counterparty represents and warrants to, and agrees with, Dealer as of the date hereof that:

(a)

Counterparty shall promptly provide written notice to Dealer upon obtaining knowledge of (i) the occurrence or announcement of any event that would constitute an Event of Default as to which it is the Defaulting Party or a Potential Adjustment Event or (ii) any Announcement Date in respect of an Extraordinary Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer;

(b)

Counterparty will keep available at all times, for the purpose of issuance upon settlement of the Transaction as herein provided, the sum of (i) the maximum number of Shares of Counterparty as may be issuable upon settlement of the Transaction plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party that will settle prior to or simultaneously with the settlement of this Transaction (or, if greater, the number of Shares reserved by Counterparty for settlement of or delivery under such transaction or agreement). The Shares of Counterparty issuable from time to time upon settlement of the Transaction have been duly authorized and, when delivered as contemplated by the terms of the Transaction upon settlement of the Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights;

(c)	Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum specified in clause (b) above prior to the settlement of the Transaction;

(d)

Counterparty will not repurchase any Shares if, immediately following such repurchase, the Outstanding Share Percentage would be equal to or greater than 4.5%, and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, the Trade Date), would increase such percentage by more than 1% of the number of then-outstanding Shares. The “Outstanding Share Percentage” as of any day is a fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the total number of Shares outstanding on such day;

(e)

As of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(f)

Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18);

(g)

Counterparty will not engage in any “distribution” (as defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period;

(h)

During any Unwind Period, Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law but in no event later than the time such announcement is first made, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the related announcement date that were not effected through Dealer or its affiliates, if any, and (B) the number of Shares, if any, purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 11(c) of this Confirmation. “Securities Act” means the Securities Act of 1933, as amended. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(i)

Counterparty is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended) and an “accredited investor” (as defined in Section 2(a)(15)(ii) of the Securities Act);

(j)

Counterparty is not entering into the Transaction, and will not elect Cash Settlement or Net Share Settlement, to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), in either case in violation of the Exchange Act or any other applicable securities laws;

(k)	[Reserved];

(l)

Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(m)

Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed or furnished by it pursuant to the Exchange Act and all public statements by it, taken together and as amended and supplemented to the date of this representation, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)

Counterparty is not aware of any material non-public information regarding itself or the Shares; Counterparty is entering into this Confirmation and will provide any settlement method election notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; and Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(o)

Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(p)

Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency;

(q)

Counterparty: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof

(r)

COUNTERPARTY UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.

Issuance of Shares by Counterparty: Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be newly issued. Counterparty further acknowledges and agrees that, except to the extent that the Private Placement Procedures in Annex A apply, any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) approved for listing or quotation on the Exchange, subject to official notice of issuance and (ii) registered under the Exchange Act. On the basis of the Forward Letter (as hereinafter defined), such Shares, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that, except to the extent that the Private Placement Procedures in Annex A apply, any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

7.

Termination on Bankruptcy: The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code (as defined below) and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs (a “Bankruptcy Termination Event”).

8.

Special Dividends: If an ex-dividend date for a Special Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of the Transaction), Counterparty shall pay to Dealer on the earlier of (i) the date on which such Special Dividend is paid by the Issuer to holders of record of the Shares, (ii) the Designated Date where the Undesignated Shares become equal to zero and (iii) the Maturity Date an amount, as determined by the Calculation Agent, in cash equal to the product of (a) per Share amount of such Special Dividend, and (b) the Remaining Amount on such ex-dividend date. “Special Dividend” means any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend and that Counterparty designates as a Special Dividend hereunder by written notice given to Dealer promptly after the declaration of such dividend or distribution. “Remaining Amount” means, at any time, the sum of (i) the number of Undesignated Shares as of such time, (ii)(A) if any, the number of Designated Shares for any Designated Date occurring prior to such time for which the related Unwind Period has not been completed at such time minus (B) the number of Unwound Shares for such Unwind Period at such time and (iii) if any Aggregate Net Share Number or Net Share Settlement Number, as applicable, as of such time is (A) a positive number and (B) has not been delivered by Counterparty to Dealer pursuant to “Net Share Settlement” above, such Aggregate Net Share Number or Net Share Settlement Number, as applicable.

9.	Acceleration Events:

(a)

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time following the occurrence and during the continuation of an Acceleration Event, Dealer (or, in the case of an Acceleration Event that is an Event of Default or a Termination Event, the party that would be entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall, by not more than 20 days’ notice to the other party, have the right to designate by notice to the other party any Scheduled Trading Day not earlier than the day such notice is effective to be the “Early Valuation Date” but which, in the case of an Acceleration Event that results from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, shall be the Scheduled Trading Day on which such proceeding is commenced (or, if not commenced on such a day, the following Scheduled Trading Day), in which case the provisions set forth in this Section 9 shall apply in lieu of Section 6 of the Agreement or Article 12 of the Equity Definitions.

(b)

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be deemed to be a Designated Date for a Physical Settlement, and the number of Designated Shares for such Designated Date shall be the number of Undesignated Shares on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iii) or (iv) below, the number of Designated Shares for such Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent; and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date for a Cash Settlement and in such case the aggregate net loss or cost reasonably determined by Dealer as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

(c)

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall occur on the Early Valuation Date, (B) a settlement shall occur in respect of such Unwind Period, and the settlement method elected by Counterparty in respect of such settlement shall apply, and (C) the number of Designated Shares for such settlement shall be deemed to be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be deemed to be an additional Designated Date for a Physical Settlement and (B) the number of Designated Shares for such additional Designated Date shall be the Remaining Amount on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iii) or (iv) below, the number of Designated Shares for such additional Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent; and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date of an additional Unwind Period for a Cash Settlement and the number of Designated Shares for such settlement shall be deemed to be the Remaining Amount on the Early Valuation Date and in such case the aggregate net loss or cost reasonably determined by Dealer as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

(d)

Notwithstanding the foregoing, in the case of an Early Valuation Date that occurs due to an announcement of a Nationalization or a Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, such cash, other property or right shall be deliverable instead of such Shares.

(e)	“Acceleration Event” means:

(i)

any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that would give rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(ii)

the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent;

(iii)	a Loss of Stock Borrow;

(iv)	the declaration or payment by Counterparty of any Extraordinary Dividend;

(v)	the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days;

(vi)	the occurrence of an Excess Section 13 Ownership Position or Excess Regulatory Ownership Position; or

(vii)	the occurrence of the Maturity Date during an Unwind Period.

10.

Private Placement Procedures: If either Dealer or Counterparty reasonably determines in good faith, based on the advice of counsel, that Counterparty will be unable to comply with the covenant set forth in the second sentence of Section 6 of this Confirmation because of a change in law or a change in the policy of the Securities and Exchange Commission (“SEC”) or its staff (the “Staff”), or Dealer otherwise reasonably determines, based on the advice of counsel, that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty hereunder may not be freely returned by Dealer or its affiliates to securities lenders as contemplated by Section 6 of this Confirmation (in either case without regard to exceptions therein), then delivery of any such Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

11.	Rule 10b5-1; Share Purchases by Dealer

(a)

The parties acknowledge that, following any election of Cash Settlement or Net Share Settlement by Counterparty, this Confirmation is intended to constitute a binding contract satisfying the requirements of Rule 10b5-1(c) of the Exchange Act and agree that this Confirmation shall be interpreted to comply with such requirements.

(b)

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s good faith and commercially reasonable discretion. Counterparty acknowledges that during any Unwind Period Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares or any other transactions by Dealer (or its agent or affiliate) in connection with this Confirmation. Counterparty agrees that during any Unwind Period it will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares.

(c)

Counterparty hereby agrees with Dealer that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any material non-public information (within the meaning of such term under Rule 10b5-1) to any employee of Dealer (or its agents or affiliates) who is directly involved with the hedging of, and trading with respect to, the Transaction. Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of the Transaction must be effected in accordance with the requirements for the amendment or termination of a contract, instruction or plan under Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)

Following any election of Cash Settlement or Net Share Settlement by Counterparty, in addition to the representations, warranties and covenants in the Agreement and elsewhere in this Confirmation, Dealer represents, warrants and covenants to Counterparty that Dealer shall use commercially reasonable efforts, during any Unwind Period, to make all purchases of Shares in connection with such election in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18, as if such rule were applicable to such purchases (and considering only such purchases when determining compliance with the foregoing provisions), after taking into account any applicable SEC no-action letters as appropriate, subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control; provided that, during any Unwind Period, the foregoing agreement shall not apply to purchases made to dynamically hedge for Dealer’s own account or the account of its affiliate(s) the optionality arising under in connection with such Settlement (including, for the avoidance of doubt, timing optionality); and provided, further, that, without limiting the generality of the first sentence of this paragraph (d), Dealer shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Counterparty or an “affiliated purchaser” (as defined under Rule 10b-18) pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).

12.

Capped Number of Shares: Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Confirmation a number of Shares greater than the product of 1.5 and the Number of Shares (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 12 (the resulting deficit, the “Deficit Shares”), Counterparty shall be obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration) and are not required to be used for any other purpose, (B) authorized and unissued Shares reserved for issuance in respect of other transactions as of the Trade Date become no longer so reserved and (C) Counterparty authorizes any additional unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable after such Share Issuance Event (or, if later, on the Settlement Date or the date of any Private Placement Settlement for which there are Deficit Shares), deliver such Shares. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction, any Additional Transaction and any other transaction under a confirmation entered into by the Counterparty and another dealer pursuant to a sales agency agreement between Counterparty and such dealer (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction, any Additional Transaction or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transaction, any Additional Transaction and any Other Dealer’s Transaction on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

13.	Transfer, Assignment and Designation:

(a)

Notwithstanding any provision of the Agreement to the contrary, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or part, to (i) an affiliate of dealer of equal or greater creditworthiness, as determined by Counterparty in its sole discretion, (ii) an affiliate of Dealer whose obligation is guaranteed by an affiliated guarantor (the “Guarantor”) that customarily guarantees obligations of Dealer pursuant to a customary guarantee by such Guarantor used in similar transactions or (iii) to such Guarantor itself, or Dealer’s ultimate parent (being an entity other than the Guarantor), without the consent of Counterparty; provided that (x) no Event of Default, Potential Event of Default or Termination Event with respect to which Dealer or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (x) no Acceleration Event or other event giving rise to a right or responsibility to designate an Early Valuation Date or otherwise terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, and (z) Counterparty shall not, as a result of such assignment or transfer, (1) be required to pay to Dealer or such affiliate an additional amount in respect of an Indemnifiable Tax, (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, or (3) become subject to the jurisdiction of any state or country other than the United States of America.

(b)

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

14.

Indemnity: Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, agents and controlling parties (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party, that arise out of, are in connection with, or relate to, a breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement, and Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable and documented fees and expenses of one counsel per relevant jurisdiction) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense results from an Indemnified Party’s gross negligence, bad faith or willful misconduct or Dealer’s breach of this Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability not resulting from its gross negligence, bad faith or willful misconduct, provided that no person guilty of fraudulent misrepresentation shall be entitled to contribution.

15.	No Collateral; Netting; Setoff:

(a)	Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.

(b)

If on any date any Shares would otherwise be deliverable under the Transaction or any Additional Transaction by Counterparty to Dealer and by Dealer to Counterparty, then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number.

(c)

The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 15.

(d)

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 15 shall be effective to create a charge or other security interest. This Section 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e)

Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to the Transaction against amounts due from Dealer (or its affiliate) to Counterparty with respect to contracts or instruments that are not Equity Contracts; provided, however, that, and notwithstanding any provision to the contrary set forth in this Confirmation or in the Agreement, Dealer may not use this provision or any other set-off or recoupment right under this Confirmation or the Agreement as a basis for any action under or nonperformance of its obligations under any loan, letter of credit or other borrowing arrangement with Counterparty as borrower and to which Dealer or any affiliate of Dealer is a participating lender, with respect to which the terms of such loan, letter of credit or other borrowing arrangement shall control. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

16.

Delivery of Cash: For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except (i) as set forth under Section 8 above or (ii) in circumstances where the cash settlement thereof is within Counterparty’s control (including, without limitation, where Counterparty so elects to deliver cash or fails timely to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of or an indemnity under this Confirmation or the Agreement.

17.

Status of Claims in Bankruptcy: Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

18.

Limit on Beneficial Ownership: Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently delivered by Seller under any Other Confirmation, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 4.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”), or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Article 14 of the Virginia Stock Corporation Act (the “VSCA Affiliate Transaction Statute”) or any state or federal bank holding company or banking laws, or other federal, state or local laws (including, without limitation, the Federal Power Act), regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator, such as a state or federal banking regulator or the Federal Energy Regulatory Commission) of a Dealer Person under Applicable Laws (including, without limitation, “interested shareholder” or “acquiring person” status under the VSCA Affiliate Transaction Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). Dealer shall notify Counterparty promptly if, at any time, an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position has occurred or would occur as a result of a delivery by Counterparty to Dealer. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position.

19.	Acknowledgements:

(a)	Counterparty acknowledges that:

(i)

During the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction.

(ii)

Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers.

(iii)

Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price.

(iv)

Any market activities of Dealer and its affiliates with respect to the Shares may affect the market price of the Shares, as well as any Settlement Price, each in a manner that may be adverse to Counterparty.

(v)

The Transaction is a derivative transaction; Dealer and its affiliates may purchase or sell Shares for their own account at prices that may be greater than, or less than, the prices paid or received by Counterparty under the terms of the Transaction.

(b)

The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of GS&Co. to Paula Dubberly of the Staff to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Forward Letter”).

(c)	The parties hereto intend for:

(i)

this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code;

(ii)

the rights given to Dealer pursuant to “Acceleration Events” in Section 9 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)	Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;

(iv)

any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(vi)

all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(vii)

any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(d)

In addition to the representations and warranties in the Agreement and elsewhere in this Confirmation, Dealer represents and warrants to Counterparty that it is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended) and an “accredited investor” (as defined in Section 2(a)(15)(ii) of the Securities Act) and that it is entering into the Transaction as principal and not for the benefit of any third party.

20.

Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Swap Definitions or Equity Definitions incorporated herein or the Agreement (including, but not limited to, rights arising from an Acceleration Event, Increased Cost of Stock Borrow, any condition described in clause (i) of Section 18, an Excess Regulatory Ownership Position or Illegality (as defined in the Agreement)).

21.	Notices: For the purpose of Section 12(a) of the Agreement:

(a)	Address for notices or communications to Dealer:

[Dealer]

[Street Address]

[City, State and Zip Code]

Attention: [•]

Telephone: [•]

Facsimile: [•]

Email: [•]

with a copy to

[Dealer]

[Street Address]

[City, State and Zip Code]

Attention: Legal Department, Equity Derivatives

(b)	Address for notices or communications to Counterparty:

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 232199

Attention: [•]

Telephone: [•]

Facsimile: [•]

Email: [•]

(c)	Section 12(a) of the Agreement hereby is amended by adding, immediately before the comma, the words “or, in the case of e-mail, on the date it is delivered.”

22.

Waiver of Right to Trial by Jury: EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE ACTIONS OF COUNTERPARTY AND DEALER OR ANY OF THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

23.

Severability: If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

24.

Tax Disclosure: Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

25.	Schedule Provisions:

(a)	For so long as the Agreement is in the form of the 1992 ISDA Master Agreement, for purposes of Section 6(e) of the Agreement and this Transaction:

(i)	Loss will apply.

(ii)	The Second Method will apply.

(b)	The Termination Currency shall be USD.

(c)	Other:

The text beginning with the word “if” in Section 5(a)(i) of the Agreement shall be amended to read as follows: “if such failure is not remedied on or before the second Local Business Day after notice of such failure is given to the party.” Cross Default: The provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and will apply to Counterparty with a Threshold Amount of 3% of shareholders equity for each of [Dealer] [Dealer’s ultimate parent company] and Counterparty (provided that, in each case, (a) the text “, or becoming capable at such time of being declared,” shall be deleted from Section 5(a)(vi)(1) of the Agreement, (b) the following provision shall be added to the end of Section 5(a)(vi) of the Agreement: “but a default under clause (2) above shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature, (y) funds were available to enable the party to make the payment when due and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay” and (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business).

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Dealer and will not apply to Counterparty.

(d)

“Specified Entity” means, in relation to Counterparty, “Not Applicable” for the purposes of Sections 5(a)(v), (vi), (vii) and 5(b)(iv); “Credit Support Document”, “Credit Support Provider” and “Affiliate” each mean, in relation to Counterparty, “None”.

(e)	Part 2(b) of the ISDA Schedule — Payee Representation:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:

Counterparty is a corporation established under the laws of the Commonwealth of Virginia and is a U.S. person (as that term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).

[For the purpose of Section 3(f) of the Agreement, Dealer makes the following representation to Counterparty:

(A)	Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.][14]

(e)	Part 3(a) of the ISDA Schedule — Tax Forms:

Party Required to Deliver Document

	Form/Document/Certificate	Date by which to be Delivered
Counterparty	A complete and duly executed United States Internal Revenue Service Form W-9 (or successor thereto.)	(i) Upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such Form previously provided by Counterparty has become obsolete or incorrect.

Dealer	A complete and duly executed United States Internal Revenue Service Form [W-8ECI][15] (or successor thereto.)	(i) Upon execution and delivery of the Agreement; and (ii) promptly upon learning that any such Form previously provided by Dealer has become obsolete or incorrect.

[14]	NTD: To be customized as applicable.
[15]	NTD: To be customized for each Dealer.

(f) Section 2(c)(ii) will not apply to the Transaction.

(g) Section 12(a)(ii) of the Agreement hereby is amended by deleting the text thereof and inserting “[Reserved]” in place of such text. Section 12(b) of the Agreement hereby is amended by striking the word “telex” and the comma immediately preceding such word. For the avoidance of doubt, the text “electronic messaging system” as used in Section 12 of the Agreement shall mean only electronic mail (also known as e-mail).

26.

Any calculation, adjustment, judgment or other determination made hereunder by Dealer or any of its affiliates with respect to the Transaction (including, for the avoidance of doubt, in its capacity as Calculation Agent) shall be furnished to Counterparty by Dealer as soon as is reasonably practicable, together with a report (in a commonly used file format for storage and manipulation of financial data but without disclosing any proprietary models of the Calculation Agent or other information that may be proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail such calculation, adjustment judgment or other determination, as the case may be, and the basis therefor; provided, that, in the case of determinations that are not calculations, adjustments or other amounts, such a report shall be required only to the extent that such a report is reasonably necessary to show such determination or the basis therefor because such determination or basis is not apparent and such a report shall not be required where such determination is stated to be at Dealer’s sole election or discretion.

27.

“Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any regulations issued thereunder (a “Section 871(m) Tax”) or (ii) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, each of a Section 871(m) Tax and a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

28.

Other Forward(s). Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Initial Hedge Period at any time there is (1) an “Initial Hedge Period” (or equivalent term) relating to any Other Dealer’s Transaction or (2) any “Unwind Period” (or equivalent term) hereunder or under any Other Dealer’s Transaction, and (y) it shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent term) under any Other Dealer’s Transaction or an “Initial Hedge Period” (or equivalent term) relating to any Transaction or any Other Dealer’s Transaction.

29.

Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

30.

U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S.

Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit Enhancements.

[Signature page to follow. Remainder of page intentionally left blank.]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[AGENT], ACTING AS AGENT FOR] [16][DEALER]

By:
Name:
Title:

Confirmed as of the date first written above:

DOMINION ENERGY, INC.

By:
Name:
Title:

[16]	NTD: Delete if Agent is not relevant to Dealer.

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date*	Forward Price Reduction Amount
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]
[•]	USD [•]

*	Insert expected ex-dividend dates

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Restricted Shares pursuant to Section 10 above (a “Private Placement Settlement”), then:

(a)

the delivery of Restricted Shares by Counterparty shall be effected in accordance with customary private placement procedures for issuers comparable to Counterparty with respect to such Restricted Shares reasonably acceptable to Dealer. Counterparty shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer);

(b)

as of or prior to the date of delivery, Dealer and any potential purchaser of any such Restricted Shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for similarly-sized private placements of equity securities for issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that, prior to receiving or being granted access to any such information, any such potential purchaser may be required by Counterparty to enter into a customary non-disclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)

as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size for issuers comparable to Counterparty, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the mutual indemnification of, and contribution in connection with the liability of the parties and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of one outside counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty customary for issuers comparable to Counterparty and reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)

in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum customary for comparable private placements and issuers comparable to Counterparty and otherwise in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of transferability and liquidity in Restricted Shares based on actual charges incurred or discounts given.

If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

ANNEX B

PRICING SUPPLEMENT

[Dealer Letterhead]

[•], 20[•]

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attn: [•]

Telephone: [•]

E-mail: [•]

Ladies and Gentlemen:

This is the “Pricing Supplement” contemplated by the Issuer Forward Transaction dated [•], 20[•] (the “Confirmation”), between Dominion Energy, Inc. (“Counterparty”) and [•] (“Dealer”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [•];

(b)	the Number of Shares shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

(c)	the Initial Forward Price shall be USD [•]; and

(d)	the Spread shall be [•] basis points.

Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first written above:

DOMINION ENERGY, INC.

By:
Name:
Title: